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                                                                      EXHIBIT 12





GTE CALIFORNIA INCORPORATED AND SUBSIDIARY

Statements of the Consolidated Ratio of Earnings to Fixed Charges

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
                                                                    Years Ended December 31,
                                                   --------------------------------------------------------
                                                      1999        1998        1997        1996       1995
                                                   ---------   ---------   ---------   ---------   --------
                                                                     (Dollars in Millions)
Net earnings available for fixed charges:
   Income before extraordinary charges             $   813.4   $   681.5   $   642.8   $   515.8   $   342.9
   Add  - Income tax expense                           555.6       454.6       390.5       329.3       235.5
        - Fixed charges                                149.3       139.8       124.3       119.7       133.6
                                                   ---------   ---------   ---------   ---------   ---------
Adjusted earnings                                  $ 1,518.3   $ 1,275.9   $ 1,157.6   $   964.8   $   712.0
                                                   =========   =========   =========   =========   =========
Fixed charges:
  Interest expense                                 $   141.2   $   128.9   $   110.0   $   106.1   $   120.0
  Portion of rent expense representing interest          8.1        10.9        14.3        13.6        13.6
                                                   ---------   ---------   ---------   ---------   ---------
Adjusted fixed charges                             $   149.3   $   139.8   $   124.3   $   119.7   $   133.6
                                                   =========   =========   =========   =========   =========

RATIO OF EARNINGS TO FIXED CHARGES                     10.17        9.13        9.31        8.06        5.33
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